Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-287275
PROSPECTUS SUPPLEMENT
(to Prospectus dated May 23, 2025)

Up to $100,000,000

Class A Common Stock

We previously entered into a Sales Agreement (the “Sales Agreement”) with Leerink Partners LLC (“Leerink Partners”), dated May 14, 2025, relating to the sale of shares of our Class A common stock, par value $0.001 per share, offered by our prospectus supplement, dated May 23, 2025 (the “Prior Prospectus Supplement”), and the accompanying base prospectus. On March 5, 2026, we and Leerink Partners entered into an amendment to the Sales Agreement (as amended, the “Amended Sales Agreement”) and, in accordance with the terms of the Amended Sales Agreement, under this prospectus supplement, we may now offer and sell shares of our Class A common stock having an aggregate offering price of up to $100 million, exclusive of amounts previously sold under the Sales Agreement, from time to time through Leerink Partners, acting as our agent. As of March 5, 2026, we issued and sold 3,241,110 shares under the Sales Agreement for gross proceeds of approximately $19.6 million. This prospectus supplement supersedes the Prior Prospectus Supplement in its entirety and no further shares of our Class A common stock will be sold under the Prior Prospectus Supplement.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “CTNM.” On March 2, 2026, the closing price for our Class A common stock, as reported on the Nasdaq Global Select Market, was $15.34 per share.

Sales of our Class A common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Leerink Partners is not required to sell any specific number or dollar amount of securities, but will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of Class A common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between us and Leerink Partners. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Leerink Partners will be entitled to a commission of up to 3.0% of the gross sales price per common share sold under the Amended Sales Agreement. In connection with the sale of our Class A common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page SA-13 for additional information regarding the compensation to be paid to Leerink Partners.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE SA-6 OF THIS PROSPECTUS SUPPLEMENT AS WELL AS THE RISK

FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT FROM OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, BEFORE INVESTING IN ANY OF OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Leerink Partners The date of this prospectus supplement is March 5, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS SALES AGREEMENT PROSPECTUS SUPPLEMENT

This prospectus supplement relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our Class A common stock having an aggregate offering price of up to $100 million, exclusive of amounts previously sold under the Sales Agreement, from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering. This prospectus supplement supersedes the Prior Prospectus Supplement in its entirety and no further shares of our Class A common stock will be sold under the Prior Prospectus Supplement.

This prospectus supplement relates to the offering of our Class A common stock. Before buying any of the Class A common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our Class A common stock in two separate documents that are bound together: (1) this sales agreement prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and Leerink Partners has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Leerink Partners is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

This prospectus supplement, the accompanying base prospectus and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

As used in this prospectus supplement, unless the context otherwise requires, references to “Contineum,” “company,” “we,” “us” and “our” refer to Contineum Therapeutics, Inc.

All trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus supplement is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, our business, this offering and selected information contained elsewhere or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Class A common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

We are a clinical-stage biopharmaceutical company pioneering differentiated therapies for the treatment of neuroscience, inflammation and immunology (“NI&I”) indications with significant unmet need. We target biological pathways associated with specific clinical impairments that we believe, once modulated, will demonstrably alter the course of disease.

We focus on developing selective compounds targeting challenging molecular pathways and have built a portfolio of small molecule drug candidates. We believe our two clinical-stage, internally-discovered drug candidates, PIPE-791 and PIPE-307, will have broad applicability across multiple NI&I indications. We are developing PIPE-307 in collaboration with Janssen Pharmaceutica NV, a Johnson & Johnson company (“J&J”).

Our wholly-owned lead asset, PIPE-791, is a novel, brain penetrant, small molecule inhibitor of the lysophosphatidic acid 1 receptor (“LPA1R”) in development for idiopathic pulmonary fibrosis (“IPF”) and chronic pain. LPA1R antagonism is a clinically validated mechanism in IPF, and we believe that our preclinical studies, Phase 1 healthy volunteer data, and Phase 1 positron emission tomography (“PET”) data support the development of PIPE-791 for IPF and chronic pain. Specifically, based on its high bioavailability, high selectivity, low plasma protein binding, and long receptor residence time, we believe PIPE-791 has the potential to be a differentiated LPA1R therapy. In September 2025, we reported positive top-line data from our completed Phase 1b PET trial which measured the relationship of pharmacokinetics to receptor occupancy by PET imaging. The data from the Phase 1b PET trial further affirmed the planned dose selection for our Phase 2 trial of PIPE-791 in IPF, which was initiated in December 2025. In the fourth quarter of 2025, we completed enrollment for a phase 1b, randomized, double-blind, placebo-controlled, crossover study which was designed to explore the safety and efficacy of oral PIPE-791 in subjects with chronic osteoarthritic pain or chronic low back pain. We anticipate top-line data from this trial in the second quarter of 2026.

Our second novel drug candidate, PIPE-307, is a selective, small-molecule inhibitor of the muscarinic type 1 receptor (“M1R”), in development for depression and relapse-remitting multiple sclerosis (“RRMS”). We have completed two Phase 1 trials of PIPE-307 in healthy volunteers. In December 2024, J&J began recruiting an estimated 124 adult participants for the Phase 2 Moonlight-1 trial of PIPE-307, renamed by J&J to JNJ-89495120. This trial is a randomized, double-blind, multicenter, placebo-controlled, proof-of-concept study to evaluate the efficacy, safety, and tolerability of PIPE-307/JNJ-89495120 as a monotherapy in adult participants with major depressive disorder (“MDD”). In November 2025, we reported top-line data from our Phase 2 VISTA trial of PIPE-307 for the treatment of patients with RRMS. The trial demonstrated acceptable safety and tolerability at both doses that were investigated in the trial. The trial did not meet its prespecified primary and secondary efficacy endpoints. J&J has sole discretion whether or not to further develop PIPE-307 for RRMS and MDD. We believe PIPE-307 is the most advanced selective M1R antagonist in clinical development.

Corporate Information

We were incorporated in the state of Delaware in 2009 as Versense Pharmaceuticals, Inc. (“Versense”). Versense changed its corporate name to Inception 3, Inc. (“Inception”), in October 2011, and commenced active operations in July 2012. In May 2018, Inception changed its corporate name to Sirocco Therapeutics, Inc. (“legacy Sirocco”). A separate entity named Pipeline Therapeutics, Inc. (“legacy Pipeline”) was founded and incorporated in the state of Delaware in May 2017. On May 7, 2019, legacy Sirocco acquired legacy Pipeline in a merger transaction. In January 2020, legacy Pipeline was merged into legacy Sirocco and ceased to exist; and legacy Sirocco changed its name to Pipeline Therapeutics, Inc. In November 2023, Pipeline Therapeutics, Inc. changed its name to Contineum Therapeutics, Inc. Our principal executive offices are located at 3565 General Atomics Court, Suite 200, San Diego, California 92121. Our telephone number is (858) 333-5280. Our website address is www.contineum-tx.com. Information contained on the website is not incorporated by reference into this report. We have included our website address in this report solely as an inactive textual reference.

Trademarks

Contineum Therapeutics, Contineum, and our logo are some of our tradenames used in this prospectus and in the documents incorporated by reference in this prospectus. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus or in the documents incorporated by reference in this prospectus appear without the ™ or ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

We are an Emerging Growth Company

We currently are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (“JOBS Act”). We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act, with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our initial public offering. As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus that are applicable to other publicly-traded entities that are not emerging growth companies and may elect to take advantage of other exemptions from reporting requirements in our future filings with the SEC. In addition, Section 107 of the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies. Even after we no longer qualify as an emerging growth company, we may continue to qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements, if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

THE OFFERING

Class A Common stock offered by us	Shares of our Class A common stock having an aggregate offering price of up to $100 million, exclusive of amounts previously sold under the Sales Agreement.

Class A Common stock to be outstanding after this offering	Up to 37,755,691 shares of Class A common stock (as more fully described in the notes following this table), assuming sales of 6,518,904 shares of our Class A common stock in this offering at an assumed offering price of $15.34 per share, which was the last reported sale price of our Class A common stock on the Nasdaq Global Select Market on March 2, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Leerink Partners. See “Plan of Distribution” on page SA-13 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds from this offering (i) to advance the development of our LPA1R antagonist program, PIPE-791, and (ii) to fund other research and development activities and for other general corporate purposes, which may include the hiring of additional personnel, capital expenditures and the costs of operating as a public company, and acquire new products or technologies that are complementary to our business (although we have no such binding acquisition commitments as of the date of this prospectus supplement). See “Use of Proceeds” on page SA-10 of this prospectus supplement.

Risk Factors	Investing in our Class A common stock involves significant risks. See “Risk Factors” on page SA-6 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement.

Nasdaq Global Select Market symbol	“CTNM.”

All information in this prospectus supplement related to the number of shares of our Class A common stock and Class B common stock to be outstanding immediately after this offering is based on 31,236,787 shares of our Class A common stock and 6,083,338 shares of Class B common stock outstanding as of December 31, 2025, and unless otherwise indicated, excludes:

•	5,548,320 shares of Class A common stock issuable upon the exercise of options outstanding as of December 31, 2025, with a weighted-average exercise price of $9.46 per share;

•	1,970,857 shares of Class A common stock issuable upon the exercise of options granted after December 31, 2025 through March 2, 2026, with a weighted-average exercise price of $14.26 per share;

•
15,764 shares of our Class A common stock issuable upon exercise of an outstanding warrant to purchase 15,764 shares of our Class A common stock as of December 31, 2025, with an exercise price of $9.52 per share;

•	1,707,563 shares of Class A common stock reserved for future issuance under our 2024 Equity Incentive Plan (the “2024 Plan”), as of December 31, 2025, as well as any future automatic annual increases in the number of shares of Class A common stock reserved for issuance under the 2024 Plan and any shares underlying outstanding stock awards granted under our 2012 Equity Incentive Plan (the “2012 Plan”) that expire or are repurchased, forfeited, cancelled or withheld;

•	676,000 shares of Class A common stock reserved for issuance under the 2026 Employment Inducement Equity Incentive Plan, adopted on January 23, 2026 (the “2026 Inducement Plan”), as of March 2, 2026; and

•	436,306 shares of Class A common stock reserved for issuance under our 2024 Employee Stock Purchase Plan (the “2024 ESPP”), as of December 31, 2025, as well as any future automatic annual increases in the number of shares of Class A common stock reserved for issuance under the 2024 ESPP.

Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of stock options or the warrant described above after December 31, 2025 and reflects an assumed public offering price of $15.34, which was the last reported sale price of our Class A common stock on the Nasdaq Global Select Market on March 2, 2026.

RISK FACTORS

Investing in our Class A common stock is speculative and involves a high degree of risk. Before investing in our Class A common stock, you should consider carefully the risks described below, together with the risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q filed subsequently to such Annual report on Form 10-K, all of which are incorporated by reference in their entirety, as well as the other information contained in or incorporated by reference in this prospectus supplement, including our financial statements and the related notes thereto. If any of the following risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our Class A common stock could decline, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with insignificant rates of return. These investments may not yield a favorable return to our stockholders.

If you purchase our Class A common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock outstanding at the time of sale. As of December 31, 2025, assuming that an aggregate of 6,518,904 shares of our Class A common stock are sold at a price of $15.34 per share, the last reported sale price of our Class A common stock on the Nasdaq Global Select Market on March 2, 2026, for aggregate gross proceeds of approximately $100 million, after deducting commissions and estimated offering expenses payable by us, investors in this offering would experience immediate dilution of $7.18 per share, representing the difference between our as adjusted net tangible book value per share of $8.16, after giving effect to this offering, and the assumed offering price. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

Future sales or issuances of our Class A common stock in the public markets, or the perception of such sales, could depress the trading price of our Class A common stock.

The sale of a substantial number of shares of our Class A common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Class A common stock at any time pursuant to this prospectus supplement and/or in one or more separate offerings. We cannot predict the effect that future sales of Class A common stock or other equity-related securities would have on the market price of our Class A common stock.

The actual number of shares of Class A common stock we will issue under the Amended Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Amended Sales Agreement entered into by us with Leerink Partners and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the Amended Sales Agreement. The number of shares that are sold by Leerink Partners after delivering a placement notice will fluctuate based on the market price of the Class A common shares during the sales period and limits we set with Leerink Partners. Because the price per share of each share of Class A common stock sold will fluctuate based on the market price of our Class A common shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the resulting gross proceeds.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of Class A common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the information incorporated by reference in this prospectus supplement, and any free writing prospectus that we authorize for use in connection with this offering, contains and may contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “aim,” “anticipate,” “assume,” “believe,” “can,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” ‘intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “project,” “predict,” “seek,” “should,” “target,” “will,” and “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement and the documents incorporated herein therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

Forward-looking statements include, but are not limited to, statements about:

•the likelihood of our clinical trials demonstrating the safety and efficacy of our drug candidates;

•the timing and progress of our current clinical trials, the expected results of these clinical trials and the timing of initiation of our planned and future clinical trials;

•our plans relating to the clinical development of our current and future drug candidates, including the size, number and disease indications to be evaluated;

•J&J's plans related to the clinical development of PIPE-307;

•our clinical translational approach, and our ability to identify and develop drug candidates that can potentially treat neuroscience, inflammation and immunology diseases by targeting biological pathways associated with specific clinical impairment to alter the course of disease;

•the size of the market opportunities for our drug candidates;

•the rate and degree of market acceptance and clinical utility of our drug candidates;

•our plans relating to commercializing our drug candidates, if approved;

•the success of competing therapies and technologies that are or may become available;

•the beneficial characteristics, safety, efficacy, therapeutic effects and potential advantages of our drug candidates;

•the timing or likelihood of regulatory filings and approval for our drug candidates;

•our ability to obtain and maintain regulatory approval of our drug candidates and our drug candidates to meet existing or future regulatory standards;

•our plans relating to the further development and manufacturing of our drug candidates, including additional indications for which we may pursue;

•our ability to successfully identify and complete transactions to in-license or otherwise acquire additional drug candidates, technologies, products or businesses;

•our ability to attract and to enter into commercial arrangements with third parties who have development, regulatory, manufacturing and commercialization expertise;

•our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available, as well as our ability to secure and maintain intellectual property regulatory rights and regulatory protections;

•our ability to retain our senior management;

•the need to hire additional personnel and our ability to attract and retain such personnel;

•the accuracy of our estimates regarding our operating runway, expenses, capital requirements and needs for additional financing;

•the sufficiency of our existing capital resources to fund our future operating expenses and capital expenditure requirements;

•the period during which we expect we will qualify as an emerging growth company under the JOBS Act or a smaller reporting company; and

•our anticipated use of our existing cash, cash equivalents, marketable securities and proceeds from this offering.

This prospectus supplement and the information incorporated by reference in this prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth under the section entitled “Risk Factors”, together with all of the other information appearing or incorporated by reference into this prospectus supplement.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We may issue and sell shares of our Class A common stock having aggregate sales proceeds of up to $100 million, exclusive of amounts previously sold under the Sales Agreement, from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of Class A common stock under or fully utilize the Amended Sales Agreement with Leerink Partners as a source of financing.

We currently intend to use the net proceeds from this offering (i) to advance the development of our LPA1R antagonist program, PIPE 791, and (ii) to fund other research and development activities and for other general corporate purposes, which may include the hiring of additional personnel, capital expenditures and the costs of operating as a public company, and acquire new products or technologies that are complementary to our business (although we have no such binding acquisition commitments as of the date of this prospectus supplement). We may invest the net proceeds from this offering in short-term U.S. Treasury securities, or may hold such proceeds as cash, until required for these business expenditures. We have not yet determined the specific amounts of net proceeds to be used for each of these ongoing business activities. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering for its business use.

DILUTION

If you invest in our Class A common stock in this offering, your ownership interest may be diluted immediately to the extent of the difference between the public offering price per share of our Class A common stock and the as adjusted net tangible book value per share of our common stock after this offering. As of December 31, 2025, our net tangible book value was $261.0 million, or $6.99 per share of common stock. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares outstanding.

After giving effect to the sale of 6,518,904 shares of our Class A common stock in this offering at an assumed offering price of $15.34 per share, the last reported sale price of our Class A common stock on the Nasdaq Global Select Market on March 2, 2026, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been $357.8 million, or $8.16 per share. This represents an immediate increase in net tangible book value of $1.17 per share to existing stockholders and immediate dilution of $7.18 per share to investors purchasing our Class A common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$15.34
Historical net tangible book value per share of as December 31, 2025	$6.99
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	1.17
As adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering		8.16
Dilution per share to investors purchasing shares in this offering		$7.18

The number of shares of common stock outstanding is based on an aggregate of 31,236,787 shares of our Class A common stock and 6,083,338 shares of Class B common stock outstanding as of December 31, 2025, and unless otherwise indicated, excludes:

•5,548,320 shares of Class A common stock issuable upon the exercise of options outstanding as of December 31, 2025, with a weighted-average exercise price of $9.46 per share;

•1,970,857 shares of Class A common stock issuable upon the exercise of options granted after December 31, 2025 through March 2, 2026, with a weighted-average exercise price of $14.26 per share;

•15,764 shares of our Class A common stock issuable upon exercise of an outstanding warrant to purchase 15,764 shares of our Class A common stock as of December 31, 2025, with an exercise price of $9.52 per share;

•1,707,563 shares of Class A common stock reserved for future issuance under our 2024 Plan as of December 31, 2025, as well as any future automatic annual increases in the number of shares of Class A common stock reserved for issuance under the 2024 Plan and any shares underlying outstanding stock awards granted under our 2012 Plan that expire or are repurchased, forfeited, cancelled or withheld;

•676,000 shares of Class A common stock reserved for issuance under the 2026 Inducement Plan as of March 2, 2026; and

•436,306 shares of Class A common stock reserved for issuance under our 2024 ESPP as of December 31, 2025, as well as any future automatic annual increases in the number of shares of Class A common stock reserved for issuance under the 2024 ESPP.

The table above assumes for illustrative purposes that an aggregate of 6,518,904 shares of our Class A common stock are sold during the term of the Amended Sales Agreement with Leerink Partners at a price of $15.34 per share, the last reported sale price of our Class A common stock on the Nasdaq Global Select Market on March 2, 2026, for aggregate gross proceeds of $100 million. The shares subject to the Amended Sales Agreement with Leerink Partners, if sold, may be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $15.34 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $100 million during the term of the Amended Sales Agreement with Leerink Partners is sold at that price, would increase our as adjusted net tangible book value per share to $8.24 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $8.10 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $15.34 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $100 million during the term of the Amended Sales Agreement with Leerink Partners is sold at that price, would decrease our as adjusted net tangible book value per share to $8.08 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $6.26 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and assumes no exercise of the options or the warrant outstanding as of December 31, 2025. For more information, see “Description of Capital Stock” in the accompanying base prospectus.

To the extent that options or the warrant outstanding as of December 31, 2025 have been or may be exercised or other shares issued, investors purchasing our Class A common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

On May 14, 2025, we entered into the Sales Agreement with Leerink Partners, under which we may offer and sell from time to time our shares of Class A common stock through Leerink Partners acting as our sales agent. On March 5, 2026, we and Leerink Partners entered into Amendment No. 1 to the Sales Agreement (the “Amendment”). In accordance with the Amended Sales Agreement and pursuant to this prospectus supplement, we may offer and sell up to $100 million of shares of our Class A common stock, exclusive of amounts previously sold pursuant to the Sales Agreement. Sales of our shares of Class A common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq or any other trading market for our Class A common stock. The below description of the material provisions of the Amended Sales Agreement does not purport to be a complete statement of its terms and conditions. The Amendment will be filed with the SEC as an exhibit to a Current Report on Form 8-K and is incorporated by reference in this prospectus supplement.

Leerink Partners will offer our Class A common stock subject to the terms and conditions of the Amended Sales Agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate a maximum number or amount of Class A common stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum number or amount together with Leerink Partners. Subject to the terms and conditions of the Amended Sales Agreement, Leerink Partners will use commercially reasonable efforts to sell on our behalf all of the Class A common stock requested to be sold by us. We may instruct Leerink Partners not to sell our Class A common stock if the sales cannot be affected at or above a minimum price designated by us in any such instruction. Leerink Partners or we may suspend the offering of our Class A common stock being made through Leerink Partners under the Amended Sales Agreement upon proper notice to the other party. Leerink Partners and we each have the right, by giving written notice as specified in the Amended Sales Agreement, to terminate the Amended Sales Agreement in each party’s sole discretion at any time.

The aggregate commission payable to Leerink Partners is up to 3.0% of the aggregate gross proceeds from the sale of the shares of Class A common stock sold through the Amended Sales Agreement. We have also agreed to reimburse Leerink Partners up to an aggregate of up to $100,000 of Leerink Partners’ actual outside legal expenses incurred by Leerink Partners in connection with this offering plus certain ongoing expenses. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Leerink Partners under the terms of the Amended Sales Agreement, will be approximately $200,000.

The remaining sale proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales of our Class A common stock, will equal our net proceeds for the sale of such Class A common stock.

Leerink Partners will provide written confirmation to us following the close of trading on the Nasdaq Global Select Market after each day on which our shares of Class A common stock are sold through it as sales agent under the Amended Sales Agreement. Each confirmation will include the number of shares of our Class A common stock sold through Leerink Partners as sales agent on that day, the volume-weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us from such sales.

To the extent any sales are made, we will report at least quarterly the number of shares of Class A common stock sold through Leerink Partners under the Amended Sales Agreement and the net proceeds to us in connection with the sales of Class A common stock during the relevant period. Settlement for sales of our Common Stock will occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of our shares of Class A common stock on our behalf, pursuant to the Amended Sales Agreement, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed in the Amended Sales Agreement to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our Class A common stock.

Our Class A common stock is listed on the Nasdaq Global Select Market and trades under the symbol “CTNM.”

Leerink Partners and/or its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California. Leerink Partners LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities being offered. This prospectus supplement does not contain all of the information set forth in the registration statement. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our website, www.contineum-tx.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026;

•our Current Reports on Form 8-K filed with the SEC on January 26, 2026 and March 5, 2026 (excluding Item 2.02 and Exhibit 99.1) (to the extent filed and not furnished);

•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our definitive proxy statement relating to our 2024 annual meeting of stockholders, which was filed with the SEC on April 29, 2025; and

•the description of our Class A common stock contained in our Registration Statement on Form 8-A as filed with the SEC on April 2, 2024 pursuant to Section 12(b) of the Exchange Act, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

You should direct any requests for documents to:

Contineum Therapeutics, Inc.
Attn: Investor Relations
3565 General Atomics Court, Suite 200
San Diego, California 92121
(858) 333-5280

Our reports and documents incorporated by reference herein may also be found in the “Investors & News” section of our website at www.contineum-tx.com. Except for the specific incorporated documents listed above, the information on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS

$300,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell from time to time up to $300 million in the aggregate, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. We will provide specific terms of any offering in a prospectus supplement to this prospectus. Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus relating to a particular offering as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $300 million.

We may offer and sell these securities in the same offering or in separate offerings; to or through one or more underwriters, dealers and agents; or directly to purchasers, or through a combination of these methods. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities. See “Plan of Distribution.”

Our Class A common stock, $0.001 par value per share, is listed on the Nasdaq Global Select Market (Nasdaq) under the symbol “CTNM.” On May 12, 2025, the last reported sale price for our Class A common stock was $3.83 per share. This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
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INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT FROM OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, BEFORE INVESTING IN ANY OF OUR SECURITIES.
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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 23, 2025.

Table of Contents

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $300 million.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also include a discussion of any risk factors or other special considerations that apply to those securities. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. Accordingly, to the extent this prospectus is inconsistent with the prospectus supplement, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial or secondary public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

We have not authorized anyone to provide you with information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

We urge you to read carefully this entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before deciding whether to purchase any of the securities being offered. Neither the delivery of this prospectus or any prospectus supplement or any related free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or related free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or related free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “Contineum,” the “Company,” and “our” refer to Contineum Therapeutics, Inc., a Delaware corporation.

Overview

We are a clinical-stage biopharmaceutical company pioneering differentiated therapies for the treatment of neuroscience, inflammation and immunology (“NI&I”) indications with significant unmet need. We target biological pathways associated with specific clinical impairments that we believe, once modulated, will demonstrably alter the course of disease.

We have focused our efforts on developing selective compounds targeting challenging molecular pathways and have built a portfolio of small molecule drug candidates. We believe our two clinical stage, internally-discovered drug candidates, PIPE-791 and PIPE-307, will have broad applicability across multiple NI&I indications. We are developing PIPE-307 in collaboration with Johnson & Johnson.

Corporate Information

We were incorporated in the state of Delaware in 2009 as Versense Pharmaceuticals, Inc. (“Versense”). Versense changed its corporate name to Inception 3, Inc. (“Inception”), in October 2011, and commenced active operations in July 2012. In May 2018, Inception changed its corporate name to Sirocco Therapeutics, Inc. (“legacy Sirocco”). A separate entity named Pipeline Therapeutics, Inc. (“legacy Pipeline”) was founded and incorporated in the state of Delaware in May 2017. On May 7, 2019, legacy Sirocco acquired legacy Pipeline in a merger transaction. In January 2020, legacy Pipeline was merged into legacy Sirocco and ceased to exist; and legacy Sirocco changed its name to Pipeline Therapeutics, Inc. In November 2023, Pipeline Therapeutics, Inc. changed its name to Contineum Therapeutics, Inc. Our principal executive offices are located at 3565 General Atomics Court, Suite 200, San Diego, California 92121. Our telephone number is (858) 333-5280. Our website address is www.contineum-tx.com. Information contained on the website is not incorporated by reference into this report. We have included our website address in this report solely as an inactive textual reference.

Trademarks

Contineum Therapeutics, Contineum, and our logo are some of our tradenames used in this prospectus and in the documents incorporated by reference in this prospectus. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus or in the documents incorporated by reference in this prospectus appear without the ™ or ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

We are an Emerging Growth Company

We currently are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (“JOBS Act”). We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act, with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our initial public offering. As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus that are applicable to other publicly-traded entities that are not emerging growth companies and may elect to take advantage of other exemptions from reporting requirements in our future filings with the SEC. In addition, Section 107 of the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies. Even after we no longer qualify as an emerging growth company, we may continue to qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements, if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

The Securities We May Offer

We may offer up to $300 million of Class A common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination, including in units from time to time. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Class A Common Stock

Each holder of our Class A common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Holders of our Class B common stock are not entitled to vote, including for the election of directors. Subject to any preferential rights of any outstanding preferred stock, holders of our Class A common stock and Class B common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our Class A common stock and Class B common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock. Our Class A common stock and Class B common stock is described in greater detail in this prospectus under “Description of Capital Stock — Class A Common Stock and Class B Common Stock.”

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock, nor are any shares of our preferred stock presently outstanding. Preferred stock is described in greater detail in this prospectus under “Description of Capital Stock — Preferred Stock.”

Debt Securities

The debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, the applicable prospectus supplement or term sheet will describe the title and series of the debt securities, the aggregate principal amount and the original issue price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the terms on which the debt securities may be convertible into or exchangeable for common stock or other securities of Contineum, or any other entity, if any; and any other specific terms. We will issue the debt securities under an indenture, as described in “Description of Debt Securities.”

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Units are described in greater detail in this prospectus under “Description of Units.”

RISK FACTORS

An investment in our securities involves significant risks. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, as well as any amendments thereto, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and by information contained in any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations and financial conditions and could result in a partial or complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contains and may contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “aim,” “anticipate,” “assume,” “believe,” “can,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” ‘intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “project,” “predict,” “seek,” “should,” “target,” “will,” and “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth above under the section entitled “Risk Factors” and in the applicable prospectus supplement, together with all of the other information contained in or incorporated by reference into the prospectus supplement or appearing or incorporated by reference into this prospectus.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus (i) to advance the development of our novel, brain penetrant, small molecule inhibitor of the lysophosphatidic acid 1 receptor antagonist programs, PIPE-791 and CTX-343, (ii) to complete our Phase 2 clinical trial of PIPE-307 for the potential treatment of relapse-remitting multiple sclerosis, and (iii) to fund other research and development activities and for other general corporate purposes, which may include the hiring of additional personnel, capital expenditures and the costs of operating as a public company, and acquire new products or technologies that are complementary to our business (although we have no such binding acquisition commitments as of the date of this prospectus). The timing and amount of our actual expenditures will be based on many factors, including the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock is a summary of the rights of our capital stock and summarizes certain provisions of our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and Amended and Restated Bylaws (our “Bylaws”). This summary does not purport to be complete and is qualified in entirety by reference to our certificate of incorporation and our bylaws, copies of which have been filed as exhibits to this as exhibits to the registration statement of which this prospectus is a part, as well as to applicable provisions of the Delaware General Corporation Law the (“DGCL”).

As of March 31, 2025, our authorized capital stock consists of 200,000,000 shares of Class A common stock, with a $0.001 par value per share, 20,000,000 shares of Class B common Stock, with a $0.001 par value per share, and 10,000,000 shares of preferred stock, with a $0.001 par value per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of March 31, 2025, there were 19,142,377 shares of our Class A common stock outstanding, held by approximately 29 stockholders of record (although we believe that there may be a significantly larger number of beneficial owners of our common stock), 6,729,172 shares of Class B common stock outstanding, and no shares of our convertible preferred stock outstanding.

Class A Common Stock and Class B Common Stock

We have two outstanding classes of authorized common stock: Class A common stock and Class B common stock.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock and our Class B common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Except as otherwise expressly provided in our Certificate of Incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, holders of our Class A common stock are entitled to one vote per share of Class A common stock, and holders of our Class B common stock are not entitled to vote, including for the election of directors. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation, which means that holders of a majority of the shares of our Class A common stock will be able to elect all of our directors. Our Certificate of Incorporation establishes a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Neither our Class A common stock nor our Class B common stock is entitled to preemptive rights, and neither is subject to redemption or sinking fund provisions.

Conversion Rights

Holders of our Class A common stock have no conversion rights, while holders of our Class B common stock have the right to convert each share of our Class B common stock into one share of Class A common stock at such holder’s election, provided that as a result of such conversion, such holder, together with its affiliates and any members of a Schedule 13(d) group with such holder, would not beneficially own in excess of 4.99% of our Class A common stock immediately prior to and following such conversion, unless otherwise as expressly provided for in our Certificate of Incorporation. However, this ownership limitation may be increased or decreased to any other percentage designated by such holder of Class B common stock upon 61 days’ notice to us. Neither the Class A common stock nor the Class B common stock is entitled to preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class A common stock or Class B common stock. All outstanding shares of our Class A common stock and Class B common stock are fully paid and non-assessable.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and our non-voting Class B common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

The rights, preferences and privileges of the holders of our Class A common stock and Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class B common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 48 Wall Street, Floor 23, New York, NY 10005, and its telephone number is (800) 937-5449.

Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “CTNM.”

Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our Certificate of Incorporation and the certificate of designation relating to any series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Under the terms of our Certificate of Incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of Class A common stock and Class B common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of Class A common stock and Class B common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the Class A common stock and Class B common stock;

•	diluting the voting power of the Class A common stock;

•	impairing the liquidation rights of the Class A common stock and Class B common stock; or

•	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more distinct series. This section summarizes the material terms of the debt securities that are expected to be common to all series. Most of the financial terms and other specific material terms, as well as any material U.S. federal income tax consequences, of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to this prospectus. Since the terms of specific debt securities may differ from the general information provided below, you should read both this prospectus and the relevant prospectus supplement or term sheet and rely on information in the prospectus supplement or term sheet that supersedes any contrary or inconsistent information below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default.” Second, the trustee performs certain administrative duties for us.

Senior or subordinated debt securities will be issued by us under an indenture or indentures dated as of , 20 , as supplemented from time to time, between us, as issuer, and the trustee identified in the relevant prospectus supplement, or the trustee. The debt securities may be guaranteed by one or more of our subsidiaries.

The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). The terms “we,” “our” and “us,” when used to refer to an issuer of securities, means Contineum Therapeutics, Inc.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, or in the relevant prospectus supplement, but for the rest you will need to read the indenture. See “Where You Can Find More Information” for information on how to locate the indenture and any supplemental indentures that may be filed.

General Provisions of the Indenture

Unless otherwise specified in a prospectus supplement or term sheet for a particular series, the debt securities covered by this prospectus will be direct, unsecured obligations of Contineum. Any senior securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of Contineum. Any subordinated securities will be unsecured and will be subordinated in right of payment to the prior payment in full of the senior indebtedness of Contineum, as more fully described in a prospectus supplement or term sheet.

The indenture provides that any debt securities proposed to be sold under this prospectus and an attached prospectus supplement or term sheet (“offered debt securities”) and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other debt securities, may be issued under the indenture in one or more series. Any secured indebtedness of ours will rank ahead of the debt securities to the extent of the value of the assets securing such indebtedness.

You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:

•	the title of the debt securities and whether the debt securities will be senior securities or subordinated securities of Contineum;

•	the total principal amount of the debt securities of the series and any limit on such total principal amount;

•	if not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

•	the date or dates, or how the date or dates will be determined or may be extended, when the principal of the debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments, whether payments of interest will be made in cash or in kind and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the form in which we will issue the debt securities and whether we will have the option of issuing debt securities in “certificated” form;

•	if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable;

•	whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and how these amounts will be determined;

•	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	if other than minimum denominations of $2,000 or any integral multiple of $1,000 above the minimum denomination in the case of registered securities issued in certificated form, the denominations in which the offered debt securities will be issued;

•	if the provisions of Article Fourteen of the indenture described under “defeasance” are not applicable and any provisions in modification of, in addition to or in lieu of any of these provisions;

•	whether and under what circumstances we will pay additional amounts, as contemplated by Section 1010 of the indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	whether the debt securities are subordinated and the terms of such subordination;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	any changes or additions to the Events of Default or covenants contained in the applicable indenture;

•	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

•	whether the debt securities are guaranteed; and

•	any other material terms of the debt securities.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture when a single trustee is acting for all debt securities issued under the indenture are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt, we repurchase a significant amount of equity or effect a recapitalization, or we are acquired by another entity.

We refer you to the applicable prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created. Any additional indenture securities, together with all other outstanding indenture securities of that series, will constitute a single series of indenture securities under the indenture.

Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.

Payment of the purchase price of the debt securities must be made in immediately available funds.

The authorized denominations of debt securities denominated in U.S. dollars will be a minimum denomination of $2,000 and integral multiples of $1,000 above the minimum denomination. The authorized denominations of foreign currency notes will be set forth in the applicable prospectus supplement or term sheet.

Interest and Interest Rates

Each debt security will begin to accrue interest from the date it is originally issued. The related prospectus supplement or term sheet will describe the method of determining the interest rate.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each regularly scheduled date for interest, even if that person no longer owns the debt security on the interest due date. That day, typically set at a date approximately two weeks prior to the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Debt Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make payments of principal and premium, if any, duly and punctually to the office of the trustee.

Alternatively, if the holder asks us to do so, we may pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 calendar days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above. In addition, see the description under “Interest and Interest Rates.”

Material Covenants

The prospectus supplement or term sheet relating to a particular series of debt securities that we offer will describe the material covenants included in the indenture and will be subject to negotiation between the holder and us.  Such material covenants may include covenants with respect to payments of principal, premium (if any) and interest and limitations or restrictions with respect to a consolidation, merger sale or conveyance of us, restrictions on liens, or other covenants, limitations or restrictions on us.

Events of Default

An event of default with respect to the debt securities of any series is defined in the indenture as:

(a)	default for 30 days in payment of any interest on the debt securities of such series when it becomes due and payable;

(b)	default in payment of principal of or any premium on the debt securities of such series at maturity or upon redemption or repayment when the same becomes due and payable;

(c)	default by us in the performance of any other covenant contained in the applicable indenture for the benefit of the debt securities of such series that has not been remedied by the end of a specified period of time after notice is given as specified in the indenture; and

(d)	certain events of bankruptcy, insolvency and reorganization of Contineum.

The prospectus supplement or term sheet relating to a particular series of debt securities that we offer will describe the events of default included in the indenture and will be subject to negotiation between the holder and us.

Modification of the Indenture

We and the trustee may, without the consent of the holders of the debt securities issued under such indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to us and the assumption by such successor of its obligations under the indenture and the debt securities;

•	to add covenants of Contineum or surrender any of its rights, or add any rights for the benefit of the holders of debt securities;

•	to cure any ambiguity, omission, defect or inconsistency in such indenture;

•	to establish the form or terms of any other series of debt securities, including any subordinated securities;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities under the indenture or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture; and

•	to provide any additional events of default;

•	to add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination, shall become effective only when there is no security outstanding of any series created prior to the adoption of such addition, change or elimination;

•	to make any provisions with respect to the optional conversion rights of holders, including providing for the conversion of the debt securities into any other security or securities of ours, provided that such provisions are not adverse to the interests of the holders of any debt securities then outstanding;

•	to add any guarantee of one or more series of the debt securities; or

•	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series and any related coupons or any other series of securities in any material respect.

With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding affected thereby, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:

•	change the maturity of the principal of, or any premium on, or any installment of principal of or interest on any debt securities, or reduce the principal amount or any premium or the rate or manner of calculating interest or any premium payable upon redemption or repayment of any debt securities, or change the dates or periods for any redemption or repayment or change any place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•	modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each of the outstanding debt securities affected thereby.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

•	deposit in trust for the benefit of all holders of such debt securities a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates; and

•	deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	we must deposit in trust for the benefit of all holders of the debt securities of such series a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates; and

•	we must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities of such series would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on your debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities of such series. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Covenant defeasance and full defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and no breach of any material agreement.

Discharge of the Indenture

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption or repayment date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No recourse for the payment of the principal of or premium, if any, or interest on any debt security or any coupons appertaining thereto, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture or in any supplemental indenture, or in any debt security or any coupons appertaining thereto, or because of the creation of any indebtedness represented thereby, shall be had against any director, officer, employee, or stockholder as such, past, present or future, of ours or any of our affiliates or any successor person, either directly or through us or any of our affiliates or any successor person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the indenture and the issue of the debt securities.

Governing Law

New York law will govern the indenture and the debt securities.

Form, Exchange and Transfer of Certificated Debt Securities

If registered debt securities cease to be issued in book−entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise in the prospectus supplement or term sheet, in a minimum denomination of $2,000 and amounts above the minimum denomination that are integral multiples of $1,000.

Holders may exchange their certificated debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated debt securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book−entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed at any time with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

The Trustee Under the Indenture

The trustee may be one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit in the future. The trustee may also serve as trustee under other indentures under which we are the obligor in the future.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our preferred stock, Class A common stock, debt securities or any combination thereof. Warrants may be issued independently or together with our preferred stock, Class A common stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase such securities will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	the number and basic terms of the securities that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

Holders of warrants to purchase debt securities will not be entitled to payments of principal of, or any premium or interest on, the debt securities purchasable on exercise, or to exercise any of the rights of the holders of such debt securities until such warrant is exercised.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Enforceability of Rights by Holders of Units

To the extent applicable, each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus in primary offerings (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our website, www.contineum-tx.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 6, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

•	our Current Reports on Form 8-K filed with the SEC on March 17, 2025 and April 28, 2025 (each to the extent filed and not furnished);

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our definitive proxy statement relating to our 2024 annual meeting of stockholders, which was filed with the SEC on April 29, 2025; and

•
the description of our Class A common stock contained in our Registration Statement on Form 8-A as filed with the SEC on April 2, 2024 pursuant to Section 12(b) of the Exchange Act, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You should direct any requests for documents to:

Contineum Therapeutics, Inc.
Attn: Investor Relations
3565 General Atomics Court, Suite 200
San Diego, California 92121
(858) 333-5280

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.contineum-tx.com. Our website and the information contained in it or connected to it shall not be in this prospectus through our website at www.contineum-tx.com. Except for the specific incorporated documents listed above, the information on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in this prospectus or the registration statement of which it forms a part.

Up to $100,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

Leerink Partners

March 5, 2026